Exhibit (a)(1)(F)

Confirmation E-mail/Letter to Employees who Elect to Participate in the Exchange Program

Dear [Employee Name],

NetSuite has received your Election Form dated [Date], 2009, by which you elected to have some or all of your Eligible Options cancelled in exchange for Restricted Stock Units or, in the case of our Executive Officers, New Options, subject to the terms and conditions of the Offer, as follows:

Name	Employee ID	Original Option Number	Original Option Date	Original Plan/ Type	Original Shares Granted	Original Option Price	Shares Outstanding and Eligible for Exchange	New Plan	New Equity Award Type	New Options or RSU’s Granted	Exchange Entire Eligible Option
¡Yes ¡ No
¡Yes ¡ No
¡Yes ¡ No

If you change your mind, you may change or withdraw your election as to some or all of your Eligible Options by submitting a new Election Form through the Offer website at https://netsuite-exchange.equitybenefits.com and electing “No” to retain your Eligible Option rather than “Yes” to exchange your Eligible Option. If you are not able to submit your Election Form electronically via the Offer website as a result of technical failures, such as the website being unavailable or the website not accepting your election, or if you do not otherwise have access to the Offer website for any reason (including lack of internet services), a properly signed and completed Election Form must be received by facsimile or by hand delivery before 9:00 p.m., Pacific Time, on June 19, 2009 to:

Benedikte Ytting

NetSuite Inc.

2955 Campus Drive, Suite 100

San Mateo, California 94403

Fax: (650) 539-5842

The submission of the required documents must be made by the deadline indicated above. We cannot accept late submissions, and we therefore urge you to respond early to avoid any last minute problems. If you are unable to, or choose not to submit electronically, only documents that are complete, signed and actually received by Benedikte Ytting by the deadline will be accepted. Documents submitted by any other means, including U.S. mail or other post and Federal Express (or similar delivery service) are not permitted. If you have questions, please contact your local Human Resources Representative at the appropriate e-mail address below:

OptionExchange.US@netsuite.com

OptionExchange.UK@netsuite.com

OptionExchange.Canada@Netsuite.com

OptionExchange.Singapore@netsuite.com

OptionExchange.Japan@netsuite.com

OptionExchange.Australia@netsuite.com

OptionExchange.HongKong@netsuite.com

Please note that our receipt of your Election Form is not by itself an acceptance of the options for exchange. NetSuite must accept your elections to exchange options that are validly tendered and not properly withdrawn. NetSuite may accept the offer to exchange by oral or written notice to the option holders, which notice may be made by press release, e-mail or other method of communication. NetSuite’s formal acceptance of the properly tendered options is expected to take place shortly after the end of the Offer period.

This notice does not constitute the Offer to Exchange. The full terms of the Offer are described in (1) the Offer to Exchange; (2) the Election Form; (3) the Instructions Forming Part of the Terms and Conditions of the Offer; and (4) the Agreement to Terms of Election. You may access these documents on the Offer website at https://netsuite-exchange.equitybenefits.com or through the U.S. Securities and Exchange Commission’s website at www.sec.gov.

Confirmation E-mail/Letter to Employees who Decline Participation in the Exchange Program

Dear [Employee Name],

NetSuite has received your Election Form dated [Date], 2009, by which you declined NetSuite’s Offer to exchange some or all of your Eligible Options for Restricted Stock Units or, in the case of our Executive Officers, New Options, as follows:

Name	Employee ID	Original Option Number	Original Option Date	Original Plan/ Type	Original Shares Granted	Original Option Price	Shares Outstanding and Eligible for Exchange	New Plan	New Equity Award Type	New Options or RSU’s Granted	Exchange Entire Eligible Option
¡Yes ¡ No
¡Yes ¡ No
¡Yes ¡ No

If you change your mind, you may change or withdraw your election as to some or all of your eligible options by submitting a new Election Form through the Offer website at https://netsuite-exchange.equitybenefits.com and electing “Yes” to exchange your Eligible Option rather than “No” to retain your Eligible Option. If you are not able to submit your Election Form electronically via the Offer website as a result of technical failures, such as the website being unavailable or the website not accepting your election, or if you do not otherwise have access to the Offer website for any reason (including lack of internet services), a properly signed and completed Election Form must be received by facsimile or by hand delivery before 9:00 p.m., Pacific Time, on June 19, 2009 to:

Benedikte Ytting

NetSuite Inc.

2955 Campus Drive, Suite 100

San Mateo, California 94403

Fax: (650) 539-5842

The submission of the required documents must be made by the deadline indicated above. We cannot accept late submissions, and we therefore urge you to respond early to avoid any last minute problems. If you are unable to, or choose not to submit electronically, only documents that are complete, signed and actually received by Benedikte Ytting by the deadline will be accepted. Documents submitted by any other means, including U.S. mail or other post and Federal Express (or similar delivery service) are not permitted. If you have questions, please contact your local Human Resources Representative at the appropriate e-mail address below:

OptionExchange.US@netsuite.com

OptionExchange.UK@netsuite.com

OptionExchange.Canada@Netsuite.com

OptionExchange.Singapore@netsuite.com

OptionExchange.Japan@netsuite.com

OptionExchange.Australia@netsuite.com

OptionExchange.HongKong@netsuite.com

This notice does not constitute the Offer to Exchange. The full terms of the Offer are described in (1) the Offer to Exchange; (2) the Election Form; (3) the Instructions Forming Part of the Terms and Conditions of the Offer; and (4) the Agreement to Terms of Election. You may access these documents on the Offer website at https://netsuite-exchange.equitybenefits.com or through the U.S. Securities and Exchange Commission’s website at www.sec.gov.